EXHIBIT (d)(iii)

                                LETTER AGREEMENT

Henderson Global Funds
737 N. Michigan, Suite 1950
Chicago, Illinois  60605

         This Agreement is made as of this 24th day of September 2003 between HENDERSON GLOBAL FUNDS, a Delaware business trust (the "Trust") and HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC., a Delaware corporation (the "Adviser").

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated August 31, 2001 under which the Trust has agreed to retain the Adviser to render investment advisory and management services to the Henderson European Focus Fund, Henderson Global Technology Fund and Henderson International Opportunities Fund (the "Existing Portfolios"), and the Adviser has agreed to render such services to the Existing Portfolios, together with any other Trust portfolios that may be established later (collectively, the "Portfolios" and individually a "Portfolio");

         WHEREAS, pursuant to Paragraph 2 of the Advisory Agreement, the Trust hereby notifies the Adviser of its desire to retain the Adviser to render investment advisory and management services to an additional portfolio to be known as the Henderson Income Advantage Fund (the "New Portfolio"); and

         WHEREAS, by signing this Agreement below, the Adviser agrees to render such services, whereupon the New Portfolio shall become a Portfolio under the Advisory Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Trust and the Adviser agree as follows:

1. The Trust hereby appoints the Adviser as investment adviser and manager for the New Portfolio under the Advisory Agreement and the Adviser hereby accepts such appointment and agrees to perform the services and duties set forth in the Advisory Agreement on the terms set forth therein, except as otherwise provided in this Agreement.

2. This Agreement shall become effective as of the date first above written and, unless sooner terminated as provided in Paragraph 7 of the Advisory Agreement, shall continue until August 30, 2005. Thereafter, this Agreement will be extended with respect to a particular New Portfolio for successive one-year periods ending on August 30 of each year, subject to the provisions of Paragraph 7 of the Advisory Agreement.

3. For the services provided and the expenses assumed under this Agreement, the Trust shall pay the Adviser a fee, computed daily and payable monthly, at an annual rate of 0.85% of average daily managed assets of each New Portfolio. Managed assets mean the total assets of the New Portfolio (including any assets attributable to any leverage that may

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         be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage).

4. All the other terms and conditions of the Advisory Agreement shall remain in full effect.

5. This Agreement is hereby incorporated by reference into the Advisory Agreement and is made a part thereof. In case of a conflict between this Agreement and the Advisory Agreement, the terms of the Advisory Agreement are controlling.

         IN WITNESS WHEREOF, the Trust and the Adviser have cause this Agreement to be executed as of the day and year first above written.

                                                 HENDERSON GLOBAL FUNDS



                                                 By: /s/ Steven M. Hill
                                                     --------------------------
                                                     Name: Steven M. Hill
                                                     Title:Treasurer
 ATTEST: /s/ Kristin E. Rice
         --------------------------
         Name: Kristin E. Rice
         Title:
                                                 HENDERSON GLOBAL INVESTORS
                                                 (NORTH AMERICA) INC.



                                                 By: /s/ Brian C. Booker
                                                     --------------------------
                                                     Name: Brian C. Booker
                                                     Title:Secretary
 ATTEST: /s/ Kristin E. Rice
         --------------------------
         Name: Kristin E. Rice
         Title:


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